                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                               September 18, 1996
              ________________________________________________
              Date of Report (Date of earliest event reported)


                  Sanctuary Woods Multimedia Corporation
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)


                         British Columbia, Canada
               ______________________________________________
               (State or other jurisdiction of incorporation)


             0-21510                         75-2444-109
      _____________________      ____________________________________
      (Commission File No.)      (IRS Employer Identification Number)


                       1825 South Grant Street
                        San Mateo, CA   94402
                           (415) 286-6000
              ________________________________________
              (Address of Principal Executive Offices)


                             Not Applicable
                    _______________________________
                    (Former name or former address,
                     if changed since last report)


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Item 5.   Other Events

Sanctuary Woods Multimedia Corporation (the "Company") received and closed US$4.55 million in financing on September 18, 1996, and received and closed an additional US$804,000 in financing on September 26, 1996 (together, the "Financing"). The proceeds of the Financing will be used for working capital, as well as to pay down the existing line of credit and payables balances. The Financing, arranged primarily with large institutional investors, consists of 8% debentures convertible into the Company's common stock at a $0.55 per share conversion price, with a due date of July 31, 1999, which automatically convert at maturity, if not previously converted. In addition, for each $2.00 invested, investors in the Financing have been granted three-year warrants to purchase one share of the Company's common stock with a strike price of $0.6875 per share, yielding an aggregate total of 2,677,000 warrants for the entire financing.

For additional information regarding the Financing, see the press releases attached as Exhibits 99.1 and 99.2, as well as the form of securities purchase agreement attached as Exhibit 10.24.



Item 7.   Exhibits

                   99.1 Press Release dated September 19, 1996,
                announcing closing of financing.

                   99.2 Press Release dated September 30, 1996,
                announcing closing of financing.

                   10.24     Form of Securities Purchase
                Agreement.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         SANCTUARY WOODS MULTIMEDIA CORPORATION



                              By:  /s/ JEREMY R. SALESIN

                                   Jeremy R. Salesin
                                   Vice President and Secretary



                                  Dated:  September 30, 1996

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                          EXHIBIT INDEX

Exhibit       Description
Number

99.1 Press Release dated September 19, 1996, announcing closing of financing.

99.2 Press Release dated September 30, 1996, announcing closing of financing.

10.24    Form of Securities Purchase Agreement.